UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2004 (February 9, 2004)

IASIS HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-94521	76-0450619

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

113 Seaboard Lane, Suite A-200 Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 844-2747

Not Applicable

(Former name or former address, if changed since last report)

SIGNATURES
EXHIBIT INDEX
EX-10.1 AMENDED CREDIT AGREEMENT 02/09/04
EX-99.1 PRESS RELEASE 02/09/04

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits.

10.1	Second Amendment, dated February 9, 2004, to that Amended and Restated Credit Agreement dated as of February 7, 2003, among IASIS Healthcare Corporation, as Borrower, Certain Subsidiaries of the Borrower, as Guarantors, Various Lenders, CitiCorp North America, Inc. and UBS AG, Stamford Branch, as Co-Syndication Agents, General Electric Capital Corporation and Residential Funding Corporation dba GMAC-RFC Health Capital, as Co-Documentation Agents, Bank of America, N.A., as Administrative Agent, and Banc of America Securities, LLC and Salomon Smith Barney Inc., as Joint Lead Arrangers and Joint Book Managers

99.1	Press Release dated February 9, 2004

Item 9. Regulation FD Disclosure.

      On February 9, 2004, IASIS Healthcare Corporation issued a press release announcing the amendment of its senior bank credit facility. The Second Amendment to the Amended and Restated Credit Agreement is attached hereto as Exhibit 10.1. The press release is attached hereto as Exhibit 99.1.

Limitation on Incorporation by Reference

      In accordance with General Instruction B.2 of Form 8-K, the information in this report furnished pursuant to Item 9 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. The report of information under Item 9 is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE CORPORATION

	By:	/s/ W. Carl Whitmer

W. Carl Whitmer Chief Financial Officer

Date: February 10, 2004

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EXHIBIT INDEX

No.	Exhibit

10.1	Second Amendment, dated February 9, 2004, to that Amended and Restated Credit Agreement dated as of February 7, 2003, among IASIS Healthcare Corporation, as Borrower, Certain Subsidiaries of the Borrower, as Guarantors, Various Lenders, CitiCorp North America, Inc. and UBS AG, Stamford Branch, as Co-Syndication Agents, General Electric Capital Corporation and Residential Funding Corporation dba GMAC-RFC Health Capital, as Co-Documentation Agents, Bank of America, N.A., as Administrative Agent, and Banc of America Securities, LLC and Salomon Smith Barney Inc., as Joint Lead Arrangers and Joint Book Managers

99.1	Press Release dated February 9, 2004

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